UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2020

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26901 Malibu Hills Road Calabasas Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 871-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	CAKE	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 1, 2020 (the “Effective Date”), The Cheesecake Factory Incorporated (the “Company” or “we,” “us” and “our”) entered into a First Amendment (the “Amendment”) to its existing Third Amended and Restated Loan Agreement, dated July 30, 2019 (as amended by the Amendment, the “Amended Loan Agreement”), with JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent, and JPMCB as sole bookrunner and sole lead arranger.

The Amended Loan Agreement provides for, among other things, (i) a covenant relief period (the “Covenant Relief Period”) from the Effective Date until the Company demonstrates compliance with its financial covenants as of the quarter ending on or after June 29, 2021, during which the Company is not required to comply with financial covenants requiring maintenance of a maximum ratio of net adjusted debt to EBITDAR (the “Net Adjusted Leverage Ratio”) of 4.75 to 1.00 and a minimum ratio of EBITDAR to interest and rent expense of 1.90 to 1.00 (the “EBITDAR to Interest and Rental Expense Ratio”), (ii) a substitution of the Net Adjusted Leverage Ratio and EBITDAR to Interest and Rental Expense Ratio covenants with a liquidity covenant for the calendar month ending May 31, 2020 and continuing through the calendar month ending February 28, 2021 that requires the liquidity of the Company and its subsidiaries be at least $65,000,000 at the end of each calendar month (with liquidity being the sum of (a) unrestricted cash and cash equivalents and (b) the unused portion of the revolving facility) (and solely for the fiscal quarter ending March 30, 2021, the Company can meet either (x) both the Net Adjusted Leverage Ratio test and the EBITDAR to Interest and Rental Expense Ratio test or (y) meet the minimum liquidity test), with the minimum liquidity covenant to be tested again from the calendar month ending April 30, 2021 until the Company demonstrates compliance with the Net Adjusted Leverage Ratio and EBITDAR to Interest and Rental Expense Ratio for a fiscal quarter ending on or after March 30, 2021, (iii) a lowered amount of permitted increases to revolving loan commitments under the Amended Loan Agreement during the Covenant Relief Period from $200,000,000 to $125,000,000, (iv) a limit on capital expenditures not to exceed $90,000,000 during the Covenant Relief Period, and (v) increased limitations on the Company’s ability to make restricted payments, incur debt, and consummate acquisitions during the Covenant Relief Period.

Borrowings under the Amended Loan Agreement during the Covenant Relief Period bear interest, at the Company’s option, at a rate equal to either: (i) the adjusted LIBO Rate (as customarily defined, the “Adjusted LIBO Rate”) plus 2.5%, or (ii) the sum of (a) the highest of (1) the rate of interest last quoted by The Wall Street Journal as the prime rate in effect in the United States, (2) the greater of the rate calculated by the Federal Reserve Bank of New York as the effective federal funds rate or the rate that is published by the Federal Reserve Bank of New York as an overnight bank funding rate, in either case plus 0.5%, and (3) the one-month Adjusted LIBO Rate plus 1.0%, plus (b) 1.50%. The Company will also pay a fee of 0.40% on the daily amount of unused commitments under the Amended Loan Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” is intended to be furnished. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

In a press release dated May 5, 2020, a copy of which is furnished as Exhibit 99.1 to this report, the Company provided preliminary first quarter fiscal 2020 financial results.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The description set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

ITEM 8.01	OTHER EVENTS

The Company is unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”) by the original deadline of May 11, 2020 due to the outbreak of, and local, state and federal governmental responses to, the COVID-19 pandemic. We have experienced significant disruptions to our business due to suggested and mandated social distancing and shelter-in-place orders resulting in the temporary closure of 32 restaurants across our portfolio, including three The Cheesecake Factory restaurants, with the remaining locations shifted to an off-premise only operating model. Once the reopening of dining rooms is allowed, we will be operating under capacity restrictions for some time as social distancing protocols remain in place.

These considerable developments have triggered the need to perform impairment assessments of our long- lived assets, goodwill and other intangible assets and a revaluation of contingent consideration associated with the acquisition of Fox Restaurant Concepts LLC. This is a substantial undertaking due to the need to develop and analyze several best estimates and assumptions that are more difficult to forecast in these unprecedented times, including future sales and operating results, discount and royalty rates and volatility factors.

On March 4, 2020, the Securities and Exchange Commission issued an order (Release No. 34-88318) under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) granting exemptions from specified provisions of the Exchange Act and certain rules thereunder, as amended by Release No. 34-88465 issued on March 25, 2020 (collectively, the “Order”). In light of the significant impact of COVID-19, the Company will be unable to complete the analyses described above in time to file its Quarterly Report by the original filing deadline without unreasonable effort or expense. Accordingly, we are relying on the Order to postpone the filing of our Quarterly Report to provide us with additional time to finalize these assessments as well as prepare additional required disclosures related to COVID-19. The Company expects to file its Quarterly Report no later than 45 days after the original deadline of May 11, 2020.

In light of the evolving COVID-19 pandemic, the Company is also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Accordingly, the Company’s risk factor disclosure is hereby updated to add the following:

Risks Related to Our Financial Performance

The outbreak of, and local, state and federal governmental responses to, the COVID-19 pandemic have significantly disrupted and will continue to disrupt our business, which has and could continue to materially affect our financial condition and operating results for an extended period of time.

The outbreak of, and local, state and federal governmental responses to, the COVID-19 pandemic, as well as our responses to the outbreak, have significantly disrupted and will continue to disrupt our business. In the United States and other regions, social distancing restrictions have been enacted and in many areas individuals are restricted from non-essential movements outside of their homes. In response to the COVID-19 pandemic and these changing conditions, we have temporarily closed 32 restaurants across our portfolio, including three The Cheesecake Factory restaurants, with the remaining locations shifted to an off-premise only operating model. Once the reopening of dining rooms is allowed, we will be operating under capacity restrictions for some time as social distancing protocols remain in place. Additionally, an outbreak or perceived outbreak of COVID-19 connected to one or more of our restaurants could cause negative publicity directed at any of our brands and cause customers to avoid our restaurants. We cannot predict how long the pandemic will last or whether it will reoccur, what additional restrictions may be enacted, to what extent off-premise dining will continue, or if individuals will be comfortable returning to our dining rooms during or following social distancing protocols. Similarly, we cannot predict the effects the COVID-19 pandemic will have on the restaurant industry as a whole or the share of customer traffic to our restaurants compared to other restaurants or outlets. Any of these changes could materially adversely affect our financial performance.

Our restaurant operations could be further disrupted if any of our restaurant staff members is diagnosed with COVID-19, which has occurred at some of our restaurants, requiring the quarantine of some or all of a restaurant’s staff members and the temporary closure of the restaurant. If a significant percentage of our workforce is unable to work, due to COVID-19 illness, quarantine, limitations on travel or other government restrictions in connection with COVID-19, our operations may be negatively impacted, potentially materially adversely affecting our liquidity, financial condition or results of operations. Our suppliers could be similarly adversely impacted by the COVID-19 outbreak, and we could face shortages of food items or other supplies at our restaurants and our operations and sales could be adversely impacted by such supply interruptions. In addition, we have furloughed approximately 41,000 staff members and may need to implement additional furloughs. Those staff members might seek and find other employment during the furlough, which could materially adversely affect our ability to properly staff and reopen our restaurants with experienced staff members when the business interruptions caused by COVID-19 abate or end.

In addition, while we have taken actions to manage our liquidity position in response to COVID-19, we may need to seek additional sources of liquidity. The COVID-19 pandemic is adversely affecting the availability of liquidity generally in the credit markets, and there can be no guarantee that additional liquidity will be available on favorable terms, or at all, especially the longer the COVID-19 pandemic lasts or if it were to reoccur. On May 1, 2020, we entered into an amendment to our revolving credit facility that, among other changes, provides for net adjusted leverage ratio and EBITDAR to interest and rent expense coverage ratio covenant relief through the first quarter of fiscal 2021. Following the end of the covenant relief period, a material increase in our level of debt could cause our net adjusted leverage ratio and EBITDAR to interest and rent expense coverage ratios to exceed the maximum levels permitted under the covenants in our revolving credit facility.

The impact of COVID-19 on our business has resulted in the need to perform impairment assessments of the Company’s long-lived assets, goodwill and other intangible assets and a revaluation of contingent consideration associated with the acquisition of Fox Restaurant Concepts LLC, which will delay the filing of our quarterly report on Form 10-Q. Our preliminary financial results for the quarter ended March 31, 2020 do not include these items and the corresponding tax effects, all of which are currently being evaluated. While these items are non-cash in nature, the impact on reported results is expected to be material.

Our efforts to address our rent obligations during the COVID-19 pandemic are ongoing and our ability to obtain rent concessions will vary by landlord. While we continue to engage in discussions with our landlords, certain of our landlords have alleged that we are in default of our leases with them. If we are unable to reach an agreement with these landlords, we may face eviction proceedings, which could be expensive to litigate and may jeopardize our ability to continue operations at the impacted restaurant. The COVID-19 pandemic has also adversely affected our ability to open new restaurants, and we have paused nearly all construction of new restaurants and certain remodeling projects at existing restaurants. These changes may materially adversely affect our ability to grow our business, particularly if these construction pauses are in place for a significant amount of time.

The impact global and domestic economic conditions have on consumer discretionary spending could materially adversely affect our financial performance.

Dining out is a discretionary expenditure that historically has been influenced by domestic and global economic conditions. The outbreak of, and local, state and federal governmental responses to, the COVID-19 pandemic have led to a national and global economic downturn. Consumer discretionary spending has weakened and we expect it to continue to weaken. Reduced discretionary spending could influence off-premise dining, customer traffic in our restaurants when it resumes, and average check amount, which in turn could have a material impact on our financial performance.

Global and domestic conditions, including as a result of COVID-19, that have an effect on consumer discretionary spending include, but may not be limited to: unemployment, general and industry-specific inflation, consumer confidence, consumer purchasing and saving habits, credit conditions, stock market performance, home values, population growth, household incomes and tax policy. Material changes to governmental policy related to domestic and international fiscal concerns, and/or changes in central bank policies with respect to monetary policy, also could affect consumer discretionary spending. Any of these additional factors affecting consumer discretionary spending may further influence customer traffic in our restaurants and average check amount, thus potentially having a further material impact on our financial performance.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits
	10.1	First Amendment, dated as of May 1, 2020, to the Third Amended and Restated Loan Agreement, dated as of July 30, 2019, between The Cheesecake Factory Incorporated, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto
	99.1	Press Release dated May 5, 2020, entitled, “The Cheesecake Factory Reports Preliminary Results for the First Quarter of Fiscal 2020”
	104.1	Cover Page Interactive Data File (embedded within the inline XBRL document)

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding reopening of the Company’s restaurant dining rooms, expected timing of the filing of the Quarterly Report and the Company’s expectations as described in the risk factors included under Item 8.01 above. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining, and increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully continue its lease arrangements with landlords; unanticipated costs that may arise due to a return to normal course of business, including potential negative impacts from furlough actions; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of the resumption of the Company’s new unit development; compliance with debt covenants; strategic capital allocation decisions including share repurchases and dividends; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward- looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2020	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer